Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-202869  on Form S-8 of Nokia Corporation of our report dated June 25, 2015 appearing in this Annual Report on Form 11-K of Nokia USA Inc. Retirement Savings and Investment Plan for the year ended December 31, 2014.

/s/ Crowe Horwath LLP

Oak Brook, Illinois
June 25, 2015